Exhibit 10.11

Transfer of whole of registered title(s)	Land Registry	TR1

1.	Stamp Duty

Place “X” in the appropriate box or boxes and complete the appropriate certificate.

☐	It is certified that this instrument falls within category ☐ in the Schedule to the Stamp Duty (Exempt Instruments) Regulations 1987

☐	It is certified that the transaction effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration exceeds the sum of £_________________________

☐	It is certified that this is an instrument on which stamp duty is not chargeable by virtue of the provisions of section 92 of the Finance Act 2001

2.	Title Number(s) of the Property Leave blank if not yet registered.

[To be confirmed - SIM awaited]

3.	Property

First floor offices, 10 Lower Thames Street, London EC3 6EN

4.	Date

5.	Transferor Give full name(s) and company’s registered number, if any.

ED & F Man Limited (company registration number 1150601)

6.	Transferee for entry on the register Give full name(s) and company’s registered number, if any. For Scottish companies use an SC prefix and for limited liability partnerships use an OC prefix before the registered number, if any. For foreign companies give territory in which incorporated.

Man Financial Limited (company registration number 01600658)

Unless otherwise arranged with Land Registry headquarters, a certified copy of the Transferee’s constitution (in English or Welsh) will be required if it is a body corporate but is not a company registered in England and Wales or Scotland under the Companies Acts.

7.	Transferee’s intended address(es) for service (including postcode) for entry on the register You may give up to three addresses for service one of which must be a postal address but does not have to be within the UK. The other addresses can be any combination of a postal address, a box number at a UK document exchange or an electronic address.

Sugar Quay, Lower Thames Street, London EC3R 6DU

8.	The Transferor transfers the property to the Transferee

9.	Consideration Place “X” in the appropriate box. State clearly the currency unit if other than sterling. If none of the boxes applies, insert an appropriate memorandum in the additional provisions panel.

☒	The Transferor has received from the Transferee for the Property the sum of In words and figures.

Zero pounds (£0.00) plus value added tax of Zero pounds and Zero pence (£0.00).

☐	Insert other receipt as appropriate.

☐	The transfer is not for money or anything which has a monetary value

10.	The Transferor transfers with Place “X” in the appropriate box and add any modifications.

☒    full title guarantee            ☐    limited title guarantee

, subject as provided below

(1) The covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to include the words “at the cost of the Transferee” in substitution for the words “at his own cost”.

(2) The covenant set out in section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994 shall not extend to any matter to which this Transfer is subject as set out in the Additional Provisions panel of this Transfer (which the Transferee acknowledges and agrees are within the actual knowledge of the Transferee for the purpose of section 6(2) of that Act).

(3) The covenant set out in section 4(1) of the Law of Property (Miscellaneous Provisions) Act 1994 shall not extend to impose any liability on the Transferor for any breach of the terms of the Lease referred to in the property register of the title number referred to above concerning the state, repair, decoration and condition of the Property.

11.	Declaration of trust Where there is more than one Transferee, place “X” in the appropriate box.

☐	The Transferees are to hold the Property on trust for themselves as joint tenants.

☐	The Transferees are to hold the Property on trust for themselves as tenants in common in equal shares.

☐	The Transferees are to hold the Property Complete as necessary.

12.	Additional provisions Insert here any required or permitted statements, certificates or applications and any agreed covenants, declarations, etc.

(1) Definitions

In this Transfer:-

“Lease” means the lease referred to in the property register of the above mentioned title, details of which are listed in the Schedule below and includes any document(s) which are supplemental to it, whether or not expressly stated to be so;

“Lease Agreement” means the agreement for lease, details of which are set out in the Schedule below and includes any document supplemental to any such Lease Agreement, whether or not expressly stated to be so;

“Planning Acts” means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991 and the Planning and Compulsory Purchase Act 2004, and includes any other applicable town and country planning legislation;

“Transferor” means the party named as ‘Transferor’ in this Transfer and includes the Transferor’s assigns and successors in title and, in the case of an individual, includes any personal representative of such individual.

(2) Interpretation

(a) The headings used in this Transfer shall not affect its construction.

(b) In this Transfer:-

(i) any obligation by a party comprising more than one person is joint and several;

(ii) any word importing an individual includes a company and vice versa;

(iii) any obligation on a party not to do any act or thing includes an obligation not to permit or suffer such act or thing to be done;

(iv) references to a clause or a Schedule mean a clause of or schedule to this Transfer;

(v) the words “include” and “including” shall be deemed to be followed by the words “without limitation”;

(vi) any reference to a statute or statutory instrument (whether specifically named or not) includes any amendment or re-enactment of it for the time being in force, and any instrument, order, notice, regulation, bye-law, direction, plan or permission for the time being issued, made or given under, or deriving validity from it.

(3) Indemnity covenants

The Transferee covenants with the Transferor that the Transferee and its assigns and successors in title and those deriving title under the Transferee will (and in the case of its assigns and successors in title and those deriving title under the Transferee that they will covenant directly with the Transferor to) perform and observe:-

(a) at all times during the residue of the term granted by the Lease (including any continuation of the Lease), all the tenant’s covenants and the conditions and provisions contained in the Lease;

(b) all obligations on the part of the tenant contained or referred to in the Lease Agreement;

(c) all covenants, obligations, restrictions, stipulations and other matters contained or referred to in the property register or entry/ies in the charges register of the above-mentioned title;

(d) all covenants, obligations, restrictions, stipulations and other matters contained or referred to in any other document to which the Property is subject;

in each case so far as they relate to the Property and are still subsisting and capable of taking effect, and agrees to indemnify the Transferor (on an after-tax basis) against all actions, claims, demands, losses, liability, costs, fees and expenses whatsoever sustained by the Transferor by reason of or arising in any way directly or indirectly out of or in relation to all such matters occurring on or after the date of this Transfer.

(4) Third Party Rights

A person who is not a party to this Transfer has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Transfer but this does not affect any right or remedy of any person which exists or is available apart from that Act.

(5) Matters Affecting the Property

The Property is sold subject to:

(a) and, to the extent applicable, with the benefit of, so far in each case as it relates to the Property and is still subsisting and capable of taking effect:

(i) the Lease; and

(ii) the Lease Agreement;

(b) all rights of way, light and air, utility and other service supplies, drainage and running of water and all other easements and quasi-easements, liabilities, rights and privileges of any nature;

(c) all duties, payments, taxes and other charges on or payable out of the Property;

(d) all local land charges (whether or not registered before the date of this Transfer) and any matters capable of registration as local land charges;

(e) all notices served or orders, demands, proposals or requirements made by any local or other public authority (whether or not served, made or recorded before the date of this Transfer);

(f) all actual or proposed charges, notices, orders, restrictions, agreements, conditions or other matters arising under the Planning Acts (including its authorised use);

(g) any interest which falls within any of the paragraphs of Schedule 3 of the Land Registration Act 2002 (whether or not by virtue of paragraphs 7 to 13 (inclusive) of Schedule 12 to the Land Registration Act 2002) (other than any to which section 29(2)(a)(ii) of the Land Registration Act 2002 does not apply by virtue of section 29(3) of that Act) and any other overriding interests (as defined in the Land Registration Act 1925 (as amended)) which retain that status under the Land Registration Act 2002; and

(h) any other title matter and document to which the Property is subject.

all of which are to be treated as within the actual knowledge of the Transferee.

SCHEDULE

PART 1

THE LEASE

A lease of first floor offices, 10 Lower Thames Street, London EC3 6EN dated 9 January 2007 and made between Express Newspapers (1) and ED & F Man Limited (2)

PART 2

THE LEASE AGREEMENT

An agreement for lease dated 29 September 2006 and made between Express Newspapers (1) and ED & F Man Limited (2)

13.	Execution The Transferor must execute this transfer as a deed using the space below. If there is more than one Transferor, all must execute. Forms of execution are given in Schedule 9 to the Land Registration Rules 2003. If the transfer contains Transferee’s covenants or declarations or contains an application by the Transferee (e.g. for a restriction), it must also be executed by the Transferee (all of them, if there is more than one).

Signed as a deed by (name of company) acting by a director and its secretary	Sign here

Director

Secretary

Signed as a deed by (name of company) acting by a director and its secretary	Sign here

Director

Secretary

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